FINANCIAL STATEMENTS
EXHIBIT 99

Financial Statements and
Supplemental Schedule
Wilmington Trust
Thrift Savings Plan
Years ended December 31, 2008 and 2007
With Report of Independent Registered Public Accounting Firm

WILMINGTON TRUST THRIFT SAVINGS PLAN
FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULE
Years ended December 31, 2008 and 2007
SUPPLEMENTAL SCHEDULE
Schedule H, Line 4i — Schedule of Assets (Held At End of Year)

Note:	All other schedules required by the Department of Labor’s Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974 have been omitted because there is no information to report.

Report of Independent Registered Public Accounting Firm
To the Board of Directors
Wilmington Trust Corporation:
We have audited the accompanying statements of net assets available for benefits of the Wilmington Trust Thrift Savings Plan (the Plan) as of December 31, 2008 and 2007, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 2008 and 2007, and the changes in net assets available for benefits for the years then ended in conformity with U.S. generally accepted accounting principles.
Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental Schedule H, Line 4i — Schedule of Assets (Held at End of Year) as of December 31, 2008, is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor’s Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. This supplemental schedule is the responsibility of the Plan’s management. The supplemental schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.
/s/ KPMG
Philadelphia, Pennsylvania
June 29, 2009

WILMINGTON TRUST THRIFT SAVINGS PLAN
STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS

	December 31,
	2008	2007
ASSETS

Investments, at fair value	$155,745,986	$207,026,298
Participant loans receivable	3,341,975	3,263,072
Contributions receivable — Employer	195,713	159,193
Contributions receivable — Participants	557,523	503,175

NET ASSETS, REFLECTING INVESTMENTS AT FAIR VALUE	159,841,197	210,951,738

ADJUSTMENT FROM FAIR VALUE TO CONTRACT VALUE FOR FULLY BENEFIT- RESPONSIVE INVESTMENT CONTRACTS	302,735	138,752

NET ASSETS AVAILABLE FOR BENEFITS	$160,143,932	$211,090,490

See notes to financial statements.

WILMINGTON TRUST THRIFT SAVINGS PLAN
STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

	Years Ended December 31,
	2008	2007
ADDITIONS

Investment (loss)/income:
Net (depreciation)/appreciation in fair value of investments	$(64,325,101)	$4,514,531
Dividends	2,923,241	2,961,354

Total investment (loss)/income	(61,401,860)	7,475,885
Interest income on participant loans	237,491	212,265

Total investment (loss) income	(61,164,369)	7,688,150

Contributions:
Employer	4,703,956	4,385,011
Participants	14,368,694	13,730,709
Rollovers from other plans	836,299	1,302,623

	19,908,949	19,418,343

Total (reductions)/additions	(41,255,420)	27,106,493

DEDUCTIONS

Benefits paid to participants	9,424,387	11,912,606
Administrative expenses	266,751	126,292

Total deductions	9,691,138	12,038,898

NET (DECREASE)/INCREASE	(50,946,558)	15,067,595

NET ASSETS AVAILABLE FOR BENEFITS AT BEGINNING OF YEAR	211,090,490	196,022,895

NET ASSETS AVAILABLE FOR BENEFITS AT END OF YEAR	$160,143,932	$211,090,490

See notes to financial statements.

WILMINGTON TRUST THRIFT SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007
NOTE A — Significant Accounting Policies
The financial statements of the Wilmington Trust Thrift Savings Plan (the “Plan”) are prepared on the accrual basis. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.
In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 157 (“SFAS 157”), “Fair Value Measurements,” which defines fair value, establishes guidelines for measuring fair value and expands disclosures regarding fair value measurements. Effective January 1, 2008, the Plan adopted SFAS 157, which did not have a material impact on the Statement of Net Assets Available for Benefits or the Statement of Changes in Net Assets Available for Benefits. See Note C for more information and related disclosures regarding fair value measurements.
Investments are reported at fair value. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. See Note C for discussion of fair value measurements.
Net appreciation/(depreciation) in fair value of investments is reflected in the Statements of Changes in Net Assets Available for Benefits and includes realized gains and losses on investments bought and sold and the change in appreciation/(depreciation) from one period to the next.
Participant loans receivable are stated at amortized cost, which approximates fair value. Contributions receivable equal fair value because of their short maturities.
Purchases and sales of securities are recorded on a trade date basis. Dividend income is recorded at the ex-dividend date. Income from other investments is recorded as earned.
Benefits are recorded when paid.
NOTE B — Description of the Plan
The Plan is a defined contribution plan established January 1, 1985, and restated January 1, 2008, which covers all full-time and part-time employees of Wilmington Trust Corporation (the “Corporation”) and its subsidiaries. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”).
Subject to limitations of the Internal Revenue Code (“IRC”), employees may contribute 1% to 25% of their base salaries and eligible incentives. The first 6% of each participant’s pre-tax contributions is eligible for matching contributions from the Corporation of $.50 for each $1.00

WILMINGTON TRUST THRIFT SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007
NOTE B — Description of the Plan (cont.)
contributed by a participant. An employee is eligible to become a participant in the Plan upon hire. Participation in the Plan is voluntary and participants have the option to invest in various securities and can change their investment options daily. Participants can change the level of their contributions at any time.
Beginning January 1, 2007, any employee who did not enroll in the Plan was automatically enrolled at a 3% pre-tax deferral rate effective the first of the month following 30 days of employment. The employee may elect to cancel the automatic enrollment. Automatic enrollment deferrals are invested in the Wilmington Trust Conservative Asset Allocation Fund. The 3% pre-tax deferral election and the default investment option remain in effect until the participant changes them.
Each participant’s account is credited with the participant’s contribution and an allocation of the Corporation’s contribution and Plan earnings (losses). The benefit to which a participant is entitled is that which can be provided from the participant’s account. Participants are vested in the Corporation’s matching contribution at the rate of 20% for each year of service and become 100% vested after five years of service.
Participant contributions are always 100% vested. A terminating participant will forfeit the unvested portion of his or her account attributable to contributions made by the Corporation. Forfeitures may first be used to pay Plan expenses. Any forfeitures left after paying Plan expenses are used to offset employer contributions. Forfeitures for the years ended December 31, 2008 and 2007 were $110,471 and $50,863, respectively. As of December 31, 2008 and 2007, forfeited account balances that were unallocated to participants were $45 and $107,040, respectively.
For 2008 and 2007, the Corporation paid the expenses of the Plan, except for the investment management fees paid by the participants invested in the non-Wilmington funds.
The Plan permits participants to borrow not more than the greater of one-half of their vested account balances or $50,000. All loans are subject to IRS and U.S. Department of Labor guidelines. The loans are secured by the vested balance in the participants’ accounts. Interest rates on outstanding loans range from 5.00% to 10.75%.
The Corporation has the right under the Plan to discontinue its contributions to and to amend or terminate the Plan at any time. Upon termination of the Plan, the accounts of participants vest and become nonforfeitable.
Wilmington Trust Company (“WTC”), a wholly owned subsidiary of the Corporation, is the Plan administrator. The Plan’s investments are held in a trust, for which WTC is trustee. Additional information regarding the Plan and the operation of the Plan is available from the Human Resources Department of WTC.

WILMINGTON TRUST THRIFT SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007
NOTE C — Investments
As of January 1, 2008, the Plan adopted SFAS 157, “Fair Value Measurements.” SFAS 157 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three levels of the fair value hierarchy under SFAS 157 are described below:
Basis of Fair Value Measurement:
Level 1 — Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.
Level 2 — Quoted prices for identical assets in markets that are not active, quoted prices for similar assets in active markets, inputs other than quoted market prices, and inputs derived principally from observable market data.
Level 3 — Prices or valuations that require inputs that are both significant to the fair value measurement and unobservable.
A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement.
The following table sets forth the Plan’s investment assets at fair value on December 31, 2008 by level within the fair value hierarchy:

	Level 1	Level 2	Level 3	Total
Savings account	$3,176	$—	$—	$3,176
Pooled separate accounts	—	6,026,668	—	6,026,668
Common / collective trusts	—	33,319,716	—	33,319,716
Mutual funds	102,325,534	—	—	102,325,534
Common stock	14,070,892	—	—	14,070,892

Total investments at fair value	$116,399,602	$39,346,384	$—	$155,745,986

WILMINGTON TRUST THRIFT SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007
NOTE C — Investments (cont.)
The Plan has $39,346,384 of investments in pooled separate accounts and common collective trusts which are reported at fair value, and has concluded that the net asset value reported by the pooled separate accounts and common collective trusts represents the fair value of the underlying investments. Due to the nature of the investments held, changes in market conditions and the economic environment may significantly affect the net asset value and, consequently, the fair value of the Plan’s investments.
The following is a description of the valuation methodologies used for investments measured at fair value:
Investments in the pooled separate accounts are valued based on the current market value of the underlying assets of the funds. Investments of the Plan also include a money market fund as well as shares of the common stock of the Corporation, which, along with investments in the mutual funds, are valued at their last reported sales price on the last business day of the Plan year. The Wilmington Stable Value Fund (the “Stable Value Fund”) invests principally in fully benefit-responsive investment contracts issued by an insurance company. The fair value of the Stable Value Fund is based on the net asset value derived from the fair value of the underlying guaranteed investment contract that is the sole asset of the Stable Value Fund.
The methods described above may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values. Although the Plan believes its valuation methods are appropriate and consistent with those of other market participants, the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different fair value measurement at the reporting date.
The fair value of individual investments that represent 5% or more of the Plan’s net assets available for benefits as of December 31 are as follows:

	2008	2007
Common Stock:
* Wilmington Trust Corporation Common Stock	$14,070,892	$19,905,072

Common/ Collective Trusts:
* Wilmington Stable Value Fund	33,319,716	25,488,902

WILMINGTON TRUST THRIFT SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

NOTE C — Investments (cont.)

	2008	2007
Mutual Funds:
Vanguard Windsor II Fund	9,537,472	16,151,025

* Wilmington Multi-Manager International I Fund	9,683,064	20,649,882

* Wilmington Broad Market Bond Fund	14,422,314	N/A

* Wilmington Small-Cap Core I Fund	8,580,010	13,805,681

* Wilmington Large-Cap Value I Fund	10,482,745	16,761,271

* Wilmington Large-Cap Growth I Fund	9,073,885	15,115,180

Fidelity Advisor Diversified International I Fund	N/A	12,536,584

*	Indicates parties-in-interest.
N/A — The fair value of the individual investment does not represent 5% or more of the Plan’s net assets available for benefits as of December 31.
During 2008 and 2007, the Plan’s investments (including investments purchased and sold, as well as held during the year) (depreciated)/appreciated in fair value as follows:

	Year Ended December 31,
	2008	2007
Pooled Separate Accounts	$(3,293,011)	$372,129

Wilmington Trust Corporation Common Stock	(7,128,424)	(3,770,784)

Common/ Collective Trusts	1,280,935	1,184,877

Mutual Funds	(55,184,601)	6,728,309

	$(64,325,101)	$4,514,531

On December 29, 2005, the FASB issued Financial Accounting Standards Board Staff Position (FSP) AAG INV-1 and Statement of Position 94-4-1, Reporting of Fully Benefit-Responsive Investment Contacts Held by Certain Investment Companies Subject to the AICPA Investment Company Audit Guide and Defined-Contribution Health and Welfare and Pension Plans (the “FSP”). The FSP provides a definition of fully

WILMINGTON TRUST THRIFT SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007
NOTE C — Investments (cont.)
benefit-responsive investment contracts and guidance on financial statement presentation and disclosure of fully benefit-responsive investment contracts. The Plan adopted the FSP for the year ended December 31, 2006.
One of the investment options offered by the Plan, the Stable Value Fund, is a common collective trust that is fully invested in investment contracts deemed to be fully benefit-responsive within the meaning of the FSP. The FSP requires fully benefit-responsive contracts to be valued at fair value and adjusted to contract value. Contract value is the relevant measure to the Plan because it is the amount that is available for Plan benefits.
In the Statements of Net Assets Available for Benefits, the Plan is required to reflect this investment at fair value, with a corresponding adjustment to contract value. The fair value of this fund as of December 31, 2008 and 2007 was $33,319,716 and $25,488,902, respectively. The contract value of the fund as of December 31, 2008 and 2007, which is a component of net assets available for benefits, totaled $33,622,451 and $25,627,654, respectively. The average yield and crediting interest rate for the Stable Value Fund for the years ended December 31, 2008 and 2007 was 4.42% and 4.85%, respectively.
NOTE D — Income Tax Status
The Plan has received a favorable determination letter from the Internal Revenue Service dated September 3, 2004, stating that the Plan and related trust are designed in accordance with the applicable sections of the IRC and, therefore, the related trust is exempt from taxation. The Plan has been amended and restated since receiving the determination letter. However, the Plan administrator believes that the Plan is designed and is currently being operated in compliance with the applicable provisions of the IRC. Accordingly, the accompanying financial statements do not include a provision for income taxes.
NOTE E — Reconciliation of Financial Statements to Form 5500
The following is a reconciliation of net assets available for benefits per the financial statements to the Form 5500:

	December 31,
	2008	2007
Net assets available for benefits per the financial statements	$160,143,932	$211,090,490
Adjustment from contract value to fair value for fully benefit-responsive investment contracts held by the Stable Value Fund	(302,735)	(138,752)

Net assets available for benefits per the Form 5500	$159,841,197	$210,951,738

WILMINGTON TRUST THRIFT SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

NOTE E — Reconciliation of Financial Statements to Form 5500 (cont.)
The following is a reconciliation of net increase in net assets available for benefits per the financial statements to the Form 5500:

2008
Net (decrease)/increase in net assets available for benefits per the financial statements	$(50,946,558)
Add: Adjustment from contract value to fair value for fully benefit-responsive investment contracts held by the Stable Value Fund at December 31	(302,735)
Less: Adjustments from contract value to fair value for fully benefit-responsive investment contracts held by the Stable Value Fund at December 31	138,752

Net (decrease)/increase in net assets available for benefits per the Form 5500	$(51,110,541)

NOTE F — Related-Party Transactions
Plan investments include shares of the common stock of the Corporation. As of December 31, 2008 and 2007, the Wilmington Trust Corporation Common Stock Fund held 632,684 and 565,485 shares of the Corporation’s common stock, respectively. WTC is the trustee as defined by the Plan and, therefore, the transactions qualify as party-in-interest transactions. The participants pay the investment management fees associated with the non-Wilmington funds. Other fees incurred for investment management, custodial and recordkeeping services were paid by the Corporation for the years ended December 31, 2008 and 2007.
Participants have loans from their fund accounts outstanding in the amount of $3,341,975 and $3,263,072 as of December 31, 2008 and 2007, respectively.
NOTE G — Risk and Uncertainties
The Plan invests in various investment securities. Investment securities are exposed to various risks such as interest rate, market, and credit risks. Due to the level of risk associated with certain investment securities, it is at least reasonably possible that changes in the values of investment securities will occur in the near term and that such changes could materially affect participants’ account balances and the amounts reported in the statement of net assets available for benefits.

WILMINGTON TRUST THRIFT SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007
NOTE H — Subsequent Events
Pursuant to the April 30, 2008 acquisition by WTC of AST Capital Trust Company of Delaware, the AST Capital Trust Company of Delaware 401(k) was merged with and into the Plan effective January 1, 2009.

SCHEDULE H, Line 4i — SCHEDULE OF ASSETS (HELD AT END OF YEAR)
Wilmington Trust Thrift Savings Plan
EIN 51 0291463
PLAN NUMBER 002
PLAN YEAR END 12/31/2008

	(B)	(C)
	Identity of issuer,	Description of investment
	borrower,	including maturity date, rate of interest, collateral,	(D)	(E)
(A)	lessor or similar party	par or maturity value.	Shares / Units	Current Value
	Principal Life Insurance Company	Pooled Separate Accounts PRIN LARGE- CAP STK IDX SEP ACCT	150,946	$5,428,627
	Principal Life Insurance Company	Pooled Separate Accounts PRIN MID- CAP STK IDX SEP ACCT	41,110	598,041
*	Wilmington Trust Corporation	Corporate Stock-Common Wilmington Trust Corporation	632,684	14,070,892
*	Principal Life Insurance Company	Common/Collective Trusts WILMINGTON STABLE VALUE FUND	246,597	33,319,716
	Principal Life Insurance Company	Registered Investment Company VANGUARD WINDSOR II FUND	499,083	9,537,472
	Principal Life Insurance Company	Registered Investment Company FIDELITY ADV EQ GROWTH INSTL	115,947	4,198,455
	Principal Life Insurance Company	Registered Investment Company FIDELITY ADV DIV INTL I FUND	542,405	6,709,544
	Principal Life Insurance Company	Registered Investment Company AMERICAN CENTURY SM CO INV FUND	977,478	5,014,463
*	Principal Life Insurance Company	Registered Investment Company WILMINGTON BROAD MARKET BOND FUND	1,448,024	14,422,314
*	Principal Life Insurance Company	Registered Investment Company WILMINGTON LARGE-CAP STRATEGIC	760,909	6,376,419
*	Principal Life Insurance Company	Registered Investment Company WILMINGTON LARGE-CAP VALUE I FUND	1,412,769	10,482,745
*	Principal Life Insurance Company	Registered Investment Company WILMINGTON LARGE-CAP GROWTH I FUND	1,134,236	9,073,885
*	Principal Life Insurance Company	Registered Investment Company WILMINGTON REAL ESTATE PTFOLIO	470,453	5,438,438
*	Principal Life Insurance Company	Registered Investment Company WILMINGTON SMALL-CAP CORE I FUND	1,736,844	8,580,010
*	Principal Life Insurance Company	Registered Investment Company WILMINGTON SMALL-CAP STRATEGIC	244,983	1,602,190
*	Principal Life Insurance Company	Registered Investment Company WILMINGTON MULTI-MGR INTL I FUND	1,960,134	9,683,064
*	Principal Life Insurance Company	Registered Investment Company WILMINGTON AGGR ASSET ALLOC INST FUND	753,634	4,943,836
*	Principal Life Insurance Company	Registered Investment Company WILMINGTON CONS ASSET ALLOC INST FUND	167,232	1,485,016
*	Principal Life Insurance Company	Registered Investment Company WILMINGTON ETF ASSET ALLOC INST FUND	403,427	2,444,766
*	Principal Life Insurance Company	Registered Investment Company WILMINGTON MOD ASSET ALLOC INST FUND	248,885	1,951,259
	Northern Institutional Government	Money Market Mutual Fund	381,658	381,658
*	Participant Loans	Range of Interest Rates Rates Range From 5.00% to 10.75%	3,341,975	3,341,975
*	Wilmington Trust Company	Savings Accounts Rates Range From .10% to .20%	3,176	3,176
		Total		$159,087,961

*	Indicates parties-in-interest
See accompanying Report of Independent Registered Public Accounting Firm.